Exhibit 99.1

For further information, contact:
John Spencer Ahn	Sue Kim
Investor Relations	Media Relations
408-222-7544	408-222-1942
johnahn@marvell.com	suekim@marvell.com

Marvell Technology Group Ltd. Reports Second Quarter of Fiscal Year 2015 Financial Results

Santa Clara, Calif. (August 21, 2014) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the second quarter of fiscal year 2015, ended August 2, 2014.

Key Second Quarter of Fiscal 2015 Financial Highlights

•	Revenue: Q2 FY 2015, $962 Million

•	GAAP Net Income: Q2 FY 2015, $139 Million

•	GAAP Diluted EPS: Q2 FY 2015, $0.27

•	Non-GAAP Net Income: Q2 FY 2015, $181 Million

•	Non-GAAP Diluted EPS: Q2 FY 2015, $0.34

•	Free Cash Flow: Q2 FY 2015, $137 Million

Third Quarter of Fiscal 2015 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after August 20, 2014.

•	Revenue is expected to be in the range of $960 Million to $1 Billion.

•	GAAP Gross Margin is expected to be in the range of 49.7% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50.0% +/- 100 bps.

•	GAAP Operating Expenses are expected to be in the range of $370 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $330 Million +/- $10 Million.

•	GAAP Diluted EPS expected to be in the range of $0.21 +/- $0.02. Non-GAAP Diluted EPS expected to be in the range of $0.29 +/- $0.02.

Second Quarter of Fiscal 2015 Summary

Revenue for the second quarter of fiscal 2015 was $962 million, approximately flat from $958 million in the first quarter of fiscal 2015, ended May 3, 2014, and a 19 percent increase from revenue of $807 million in the second quarter of fiscal 2014, ended August 3, 2013.

GAAP net income for the second quarter of fiscal 2015 was $139 million, or $0.27 per share (diluted), compared with GAAP net income of $99 million, or $0.19 per share (diluted), for the first quarter of fiscal 2015, and $62 million, or $0.12 per share (diluted), for the second quarter of fiscal 2014.

Non-GAAP net income was $181 million, or $0.34 per share (diluted), for the second quarter of fiscal 2015, compared with non-GAAP net income of $144 million, or $0.27 per share (diluted), for the first quarter of fiscal 2015 and $118 million, or $0.23 per share (diluted), for the second quarter of fiscal 2014.

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended August 2, 2014, May 3, 2014 and August 3, 2013 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of share-based compensation, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit related costs, and certain one-time expenses and benefits.

GAAP gross margin for the second quarter of fiscal 2015 was 50.3 percent, compared to 48.4 percent for the first quarter of fiscal 2015 and 52.2 percent for the second quarter of fiscal 2014.

Non-GAAP gross margin for the second quarter of fiscal 2015 was 50.6 percent, compared to 48.8 percent for the first quarter of fiscal 2015 and 53.0 percent for the second quarter of fiscal 2014.

Shares used to compute GAAP net income per diluted share for the second quarter of fiscal 2015 were 520 million shares, compared with 521 million shares in the first quarter of fiscal 2015 and 501 million shares in the second quarter of fiscal 2014.

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Shares used to compute non-GAAP net income per diluted share for the second quarter of fiscal 2015 were 533 million shares, compared with 530 million shares for the first quarter of fiscal 2015 and 516 million shares for the second quarter of fiscal 2014.

Cash flow from operations for the second quarter of fiscal 2015 was $157 million, compared to the $235 million reported in the first quarter of fiscal 2015 and the $86 million reported in the second quarter of fiscal 2014. Free cash flow for the second quarter of fiscal 2015 was $137 million, compared to the $211 million reported in the first quarter of fiscal 2015 and the $65 million reported in the second quarter of fiscal 2014. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Marvell paid a quarterly dividend of $0.06 per share on July 2, 2014 to all shareholders of record as of June 12, 2014. Marvell intends to pay its next quarterly dividend of $0.06 per share on October 2, 2014 to all shareholders of record as of September 11, 2014.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on Thursday, August 21, 2014 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal year 2015. Interested parties may join the conference call by dialing 1- 866-318-8619 or 1-617-399-5138, pass-code 56522168. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until September 21, 2014.

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Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, litigation settlement, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

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Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations and statements regarding its financial outlook for the third quarter of fiscal 2015; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s reliance on a few customers for a significant portion of its revenue; costs and liabilities relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; uncertainty in the worldwide economic conditions; Marvell’s ability to recruit and retain skilled personnel; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Quarterly Report on Form 10-Q for the second quarter of fiscal 2015, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended May 3, 2014 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

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Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 2, 2014	May 3, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net revenue	$961,545	$957,830	$807,056	$1,919,375	$1,541,425
Cost of goods sold	477,741	493,860	386,059	971,601	721,497

Gross profit	483,804	463,970	420,997	947,774	819,928
Operating expenses:
Research and development	294,764	295,363	292,642	590,127	571,694
Selling and marketing	33,949	38,358	38,548	72,307	78,537
General and administrative	31,333	30,573	27,192	61,906	53,515
Amortization and write-off of acquired intangible assets	3,304	6,689	10,638	9,993	21,324

Total operating expenses	363,350	370,983	369,020	734,333	725,070

Operating income	120,454	92,987	51,977	213,441	94,858
Interest and other income, net	12,263	1,925	8,253	14,188	11,413

Income before income taxes	132,717	94,912	60,230	227,629	106,271
Benefit for income taxes	(6,153)	(4,567)	(1,596)	(10,720)	(8,764)

Net income	$138,870	$99,479	$61,826	$238,349	$115,035

Basic net income per share	$0.27	$0.20	$0.13	$0.47	$0.23

Diluted net income per share	$0.27	$0.19	$0.12	$0.46	$0.23

Shares used in computing basic earnings per share	511,821	505,105	494,293	508,463	498,237
Shares used in computing diluted earnings per share	520,269	520,751	500,625	520,510	503,006

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	August 2, 2014	February 1, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$2,300,004	$1,969,405
Accounts receivable, net	498,484	453,496
Inventories	393,957	347,861
Prepaid expenses and other current assets	96,561	68,458

Total current assets	3,289,006	2,839,220
Property and equipment, net	344,836	356,165
Long-term investments	13,422	16,279
Goodwill and acquired intangible assets, net	2,068,017	2,078,980
Other non-current assets	150,413	160,366

Total assets	$5,865,694	$5,451,010

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$415,718	$316,389
Accrued liabilities	293,378	273,170
Deferred income	82,887	61,747

Total current liabilities	791,983	651,306
Other non-current liabilities	112,177	123,794

Total liabilities	904,160	775,100

Shareholders’ equity:
Common stock	1,028	1,005
Additional paid-in capital	3,049,864	2,941,650
Accumulated other comprehensive income	627	597
Retained earnings	1,910,015	1,732,658

Total shareholders’ equity	4,961,534	4,675,910

Total liabilities and shareholders’ equity	$5,865,694	$5,451,010

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Cash flows from operating activities:
Net income	$138,870	$61,826	$238,349	$115,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,263	25,697	53,269	50,663
Share-based compensation	35,020	41,091	64,989	74,604
Amortization and write-off of acquired intangible assets	3,789	10,638	10,963	21,324
Other expense (income), net	(7,596)	1,816	(6,126)	4,339
Excess tax benefits from share-based compensation	(32)	(25)	(76)	(32)
Changes in assets and liabilities:
Accounts receivable	33,419	(60,524)	(30,159)	(100,636)
Inventories	(43,194)	(64,170)	(46,299)	(84,293)
Prepaid expenses and other assets	(24,996)	12,503	(27,157)	19,305
Accounts payable	2,558	54,933	87,686	83,869
Accrued liabilities and other non-current liabilities	10,096	(13,013)	2,962	(33,094)
Accrued employee compensation	(7,451)	(471)	22,550	3,952
Deferred income	(9,792)	16,195	21,140	15,315

Net cash provided by operating activities	156,954	86,496	392,091	170,351
Cash flows from investing activities:
Purchases of available-for-sale securities	(153,881)	(164,631)	(335,770)	(471,469)
Sales and maturities of available-for-sale securities	190,099	162,909	372,410	498,680
Investments in privately-held companies	—	(750)	(441)	(750)
Cash paid for acquisitions, net	—	—	—	(2,551)
Purchases of technology licenses	(1,298)	(1,750)	(9,409)	(7,610)
Purchases of property and equipment	(15,823)	(18,981)	(31,954)	(39,061)

Net cash provided by (used in) investing activities	19,097	(23,203)	(5,164)	(22,761)
Cash flows from financing activities:
Repurchase of common stock (a)	—	(88,114)	—	(304,808)
Proceeds from employee stock plans	49,282	53,316	68,374	73,121
Minimum tax withholding paid on behalf of employees for net share settlement	(637)	(510)	(24,923)	(9,888)
Dividend payments to shareholders	(30,820)	(29,791)	(60,992)	(60,044)
Payments on technology license obligations	(2,677)	(984)	(2,677)	(6,301)
Excess tax benefits from share-based compensation	32	25	76	32

Net cash provided by (used in) financing activities	15,180	(66,058)	(20,142)	(307,888)

Net increase (decrease) in cash and cash equivalents	191,231	(2,765)	366,785	(160,298)

Cash and cash equivalents at beginning of period	1,141,304	594,420	965,750	751,953

Cash and cash equivalents at end of period	$1,332,535	$591,655	$1,332,535	$591,655

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. There were no repurchases of common stock in the three and six months ended August 2, 2014.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2014	2014	2013	2014	2013
GAAP net income	$138,870	$99,479	$61,826	$238,349	$115,035
Share-based compensation	35,020	29,969	41,091	64,989	74,604
Amortization and write-off of acquired intangible assets	4,229	7,614	10,638	11,843	21,324
Acquisition-related costs (a)	—	—	(1,081)	—	(616)
Restructuring and other exit-related costs (b)	735	5,088	178	5,823	406
Litigation settlement (c)	475	2,000	5,228	2,475	5,228
Other (d)	2,155	—	—	2,155	—

Non-GAAP net income	$181,484	$144,150	$117,880	$325,634	$215,981

GAAP weighted average shares - diluted	520,269	520,751	500,625	520,510	503,006
Non-GAAP adjustment	13,201	9,625	15,021	11,413	16,058

Non-GAAP weighted average shares diluted (e)	533,470	530,376	515,646	531,923	519,064

GAAP diluted net income per share	$0.27	$0.19	$0.12	$0.46	$0.23

Non-GAAP diluted net income per share	$0.34	$0.27	$0.23	$0.61	$0.42

GAAP gross profit:	$483,804	$463,970	$420,997	$947,774	$819,928
Share-based compensation	1,733	2,299	1,868	4,032	3,735
Amortization of acquired intangible assets	925	925	—	1,850	—
Litigation settlement (c)	—	—	4,728	—	4,728

Non-GAAP gross profit	$486,462	$467,194	$427,593	$953,656	$828,391

GAAP gross margin	50.3%	48.4%	52.2%	49.4%	53.2%
Share-based compensation	0.2%	0.3%	0.2%	0.2%	0.2%
Amortization of acquired intangible assets	0.1%	0.1%	—	0.1%	—
Litigation settlement (c)	—	—	0.6%	—	0.3%

Non-GAAP gross margin	50.6%	48.8%	53.0%	49.7%	53.7%

GAAP research and development:	$294,764	$295,363	$292,642	$590,127	$571,694
Share-based compensation	(24,276)	(20,368)	(28,982)	(44,644)	(52,261)
Acquisition-related costs (a)	—	—	1,135	—	735
Restructuring and other exit-related costs (b)	(412)	(4,682)	—	(5,094)	—

Non-GAAP research and development	$270,076	$270,313	$264,795	$540,389	$520,168

GAAP selling and marketing:	$33,949	$38,358	$38,548	$72,307	$78,537
Share-based compensation	(2,617)	(2,928)	(3,648)	(5,545)	(7,040)
Acquisition-related costs (a)	—	—	(34)	—	(79)
Restructuring and other exit-related costs (b)	48	(48)	—	—	—

Non-GAAP selling and marketing	$31,380	$35,382	$34,866	$66,762	$71,418

GAAP general and administrative:	$31,333	$30,573	$27,192	$61,906	$53,515
Share-based compensation	(6,394)	(4,374)	(6,593)	(10,768)	(11,568)
Acquisition-related costs (a)	—	—	(20)	—	(40)
Restructuring and other exit-related costs (b)	(371)	(358)	(178)	(729)	(406)
Litigation settlement (c)	(475)	(2,000)	(500)	(2,475)	(500)
Other (d)	(2,155)	—	—	(2,155)	—

Non-GAAP general and administrative	$21,938	$23,841	$19,901	$45,779	$41,001

(a)	Acquisition-related costs include the amortization of retention bonuses required by the terms of an acquisition.
(b)	Restructuring and other exit-related costs include costs that qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to assets classified as held-for-sale that did not qualify as discontinued operations.
(c)	The amounts recorded do not relate to Marvell’s litigation with Carnegie Mellon University.
(d)	Costs associated with the surety bond to appeal the Carnegie Mellon University judgment.
(e)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of share-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Q3 FY2015 Outlook
Note : Amounts represent the midpoint of the expected range
GAAP gross margin	49.7%
Share-based compensation, amortization of intangible assets and other	0.3%

Non-GAAP gross margin	50.0%

Q3 FY2015 Outlook
GAAP operating expenses	$370
Share-based compensation, restructuring, amortization of intangible assets and other	(40)

Non-GAAP operating expenses	$330

Q3 FY2015 Outlook
GAAP diluted earnings per share	$0.21
Share-based compensation, restructuring, amortization of intangible assets and other	0.08

Non-GAAP diluted earnings per share	$0.29